SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            ----------------------

                                  FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):  October 30, 2003


                         FLEETWOOD ENTERPRISES, INC.
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              (Exact Name of Registrant as Specified in its Charter)

Delaware                  1-07699                         95-1948322
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(State or Other        (Commission File                (IRS Employer
Jurisdiction of            Number)                      Identification
Incorporation)                                          Number)


              3125 Myers Street, Riverside, California    92503-5527
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              (Address of Principal Executive Offices)   (Zip Code)


     Registrant's telephone number, including area code: (909) 351-3500

                                     N/A
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         (Former Name or Former Address, if Changed Since Last Report)




Item 12.  Results of Operations and Financial Condition.

     On October 30, 2003, Fleetwood Enterprises, Inc. (the "Company") issued a news release reporting the preliminary sales results of the Company for its second fiscal quarter ended October 26, 2003. A copy of the news release is attached to this Current Report as Exhibit 99.1.

     The information in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.



Exhibit List.
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     Exhibit Number          Title
     --------------          ------

         99.1                Press release of Fleetwood Enterprises, Inc.
                             dated October 30, 2003.


                                SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           FLEETWOOD ENTERPRISES, INC.



Date:  October 30, 2003             By:    /s/ Boyd R. Plowman
                                          ------------------------

                                    Boyd R. Plowman
                                    Executive Vice President-Chief Financial
                                    Officer


                                                           Exhibit 99.1


                         FLEETWOOD REPORTS PRELIMINARY
                        REVENUES FOR SECOND QUARTER 2004


Riverside, Calif., October 30, 2003 -- Fleetwood Enterprises, Inc. (NYSE:FLE), the nation's largest manufacturer of recreational vehicles and a leading producer and retailer of manufactured housing, announced today its preliminary sales for the second quarter of fiscal 2004, ended October 26, 2003.

Company revenues grew 5 percent in the second quarter to approximately $672 million compared with $641 million last year. Double-digit percentage gains in travel trailer and motor home sales more than compensated for revenue declines in the folding trailer division and the Housing Group.

Recreational vehicle sales for the second quarter climbed 14 percent to $450 million compared with $396 million in the prior year. Sales in the motor home division reached $273 million, a 13 percent increase compared with the same quarter in the prior year, while travel trailer sales rose 24 percent to $145 million. Folding trailer sales declined 17 percent to $32 million, in line with the overall market for those products.

"Fleetwood's recent market share increases in Class A diesel motor homes and fifth-wheel travel trailers, combined with excellent RV market conditions, fueled our improved RV revenues," Fleetwood's President and CEO Edward B. Caudill said. "We are currently raising our daily production rates to meet the increased demand for our diesel products."

Second quarter manufactured housing sales declined 9 percent to approximately $212 million compared with $234 million a year ago. Housing revenues include wholesale factory sales of $142 million to independent retailers and retail sales of $70 million from Company-owned sales centers. This compares with $164 million and $70 million, respectively, last year. Gross manufacturing revenues declined 9 percent to approximately $179 million, including intercompany sales of $36 million to Company-operated retail stores. HomeOne Credit, Fleetwood's new finance subsidiary, reached $1.1 million in revenues.

"We are encouraged that our manufactured housing retail sales remained steady compared with last year, even while industry shipments continue to decline," Caudill said. "We believe that this is evidence that Fleetwood has established a successful vertically integrated model, as we are now able to finance some of our own retail customers. In keeping with our outlook, industry commentators continue to lower their estimates of yearly shipments for 2003, but seem to agree that 2004 will show meaningful improvement. Despite this forty-year low point in industry shipment levels, we anticipate that our manufacturing operations will continue to be profitable. As the market improves, there is considerable operating leverage within our Housing Group.

"Consistent with prior guidance, we look forward to reporting a profitable quarter in about five weeks," Caudill concluded.

Fleetwood previously reported that the adoption of Statement of Financial Accounting Standards No. 150 (FAS 150), "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," would require the reclassification of the three series of convertible trust preferred securities, which are now treated as quasi-equity securities, to long-term liabilities. However, recent interpretive guidance relative to FAS 150, as it would apply to Fleetwood's securities, indicates that, because redemption is not certain to occur as a result of the conversion feature, the securities are not required to be classified as a liability. Therefore, the adoption of the new standard will have no impact on our financial reporting.

The Company confirmed its intent to pay in cash the distributions due in mid-November on the Company's 9.5% preferred securities and, as previously indicated, to continue to defer distributions on its 6% preferred securities.

This press release contains certain forward-looking statements and information based on the beliefs of Fleetwood's management as well as assumptions made by, and information currently available to, Fleetwood's management. Such statements reflect the current views of Fleetwood with respect to future events and are subject to certain risks, uncertainties, and assumptions, including risk factors identified in Fleetwood's 10-K and other SEC filings. These risk factors include, without limitation, the cyclical nature of both the manufactured housing and recreational vehicle industries; ongoing weakness in the manufactured housing market; the potential impact on demand for our products as a result of weak consumer confidence; the effect of global tensions on consumer confidence; continued acceptance of the Company's products; expenses and uncertainties associated with the introduction of new products; the future availability of manufactured housing retail financing, as well as housing and RV wholesale financing; changes in retail inventory levels in the manufactured housing and recreational vehicle industries; competitive pricing pressures; the ability to attract and retain quality dealers, executive officers and other personnel; and the ability to obtain the financing we need in order to execute our business strategies. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Fleetwood undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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